UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                  CURENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported) February 2, 2004

                                K-2 DIGITAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its chapter)

          Delaware                      1-11873                  13-3886065
----------------------------         -------------           -------------------
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)

          770 Lexington Ave. 6th Fl. New York NY                    10021
         ----------------------------------------                 ----------
         (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code (212) 935-6000

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

On January 30, 2004 the Registrant signed a non-binding letter of intent with SunriseUSA,Inc. "Sunrise", a Delaware Corporation, whereby Sunrise will merge with K2 Digital, Inc. The minimum value of the transaction to K2 shareholders will be 2% of the issued and outstanding number of shares post merger, with a minimum value of US $533,000. Sunrise is a privately held holding company that was founded with the objective of capitalizing on emerging opportunities within rural USA cable markets. Ultimately, the Company will provide bundled telecommunication and cable services that will represent a convenient alternative to the single product offerings of competing vendors.

The agreement is subject to a number of conditions, including due diligence review and funding of not less than $5,000,000 equity and a firm commitment of not less than $25,000,000 in debt financing. In addition, Sunrise will be responsible for payment of all expenses related to the transaction.

The parties anticipate executing a definitive agreement on or before March 15, 2004 and closing the transaction on or before April 30, 2004.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      K-2 DIGITAL, INC.
                                      (Registrant)

February 2, 2004
                                  By: /s/ Gary Brown
                                      ---------------------------------
                                      Name: Gary Brown
                                      Title: President
                                      Principal Financial and Accounting Officer